UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

INTEGRATED RAIL AND RESOURCES ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

SUPPLEMENT TO PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD
TUESDAY, MAY 13, 2025, AT 10:00 A.M. EASTERN TIME

This supplement (this “Supplement”) amends and supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed by Integrated Rail and Resources Acquisition Corp. (the “Company”) with the Securities and Exchange Commission on April 29, 2025, in connection with the Company’s special meeting of stockholders (the “Special Meeting”), to be held on Tuesday, May 13, 2025, at 10:00 a.m. Eastern Time. Capitalized terms used but not defined herein have the meanings given to them in the Proxy Statement.

Following the filing and mailing of the Proxy Statement, the Company discovered a scrivener’s error in the redemption price per Public Share (the “Redemption Price”) insofar as such amount was not explicitly provided in the Proxy Statement. The purpose of this Supplement is to correct such error. You should read this Supplement together with the Proxy Statement.

Clarification of the Redemption Price

The Company hereby clarifies that the Redemption Price is approximately $13.91. The Redemption Price will be based upon (a) the amount in the Trust Account then on deposit, which, as of April 28, 2025, was approximately $3,471,937, after excluding interest earned that the Company estimates to be used to pay income and franchise taxes, divided by (b) 249,459 Public Shares outstanding.